UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2650 Atlanta, Georgia 30328
(Address of principal executive offices)
(855) 858-9794
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value Per Share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2021, CatchMark Timber Trust, Inc. (the “Company”) and CatchMark Timber Operating Partnership, L.P. (the “Borrower”) and the Company’s other wholly-owned subsidiaries entered into that certain Fifth Agreement Regarding Consents and Amendments (the “Amendment”), which amends the Fifth Amended and Restated Credit Agreement, dated December 1, 2017 (as amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”), by and among the Company and its wholly-owned subsidiaries, the Borrower, CoBank, ACB, AgFirst Farm Credit Bank, Cooperatieve Rabobank U.A., New York Branch, and certain financial institutions named therein.

The Amendment provides for, among other things: (1) consent to the Borrower’s prepayment of the outstanding balance of any Multi-Draw Term Loans and Term A-3 Loans with the proceeds from the sale of real property pursuant to that certain Purchase and Sale Agreement, dated as of June 21, 2021, among Timberlands II, LLC, a Delaware limited liability company, Roseburg Resources Co., an Oregon corporation, and Fidelity National Title Group, as such agreement may be amended from time to time (the “Bandon Sale”), and after the outstanding balance of any Multi-Draw Term Loans and Term A-3 Loans have been repaid in full, permit the Borrower to retain up to $5,000,000 of such remaining proceeds for working capital purposes; (2) certain amendments to the Credit Agreement in connection with the foregoing and to permit the Borrower, for a period of 18 months from the effective date of the Amendment, to, upon the repayment of the outstanding Term A-3 Loans, reborrow Term A-3 Loans using borrowing mechanics substantially similar to those that apply to the revolving loan credit facility, the proceeds of which shall be used solely to finance acquisitions of additional real property, all as set forth in the Amendment, with the same pricing and maturity date as the existing Term A-3 Loan; (3) the extension of the maturity date of the revolving loan credit facility from December 1, 2022 to August 4, 2026, the fifth anniversary of the effective date of the Amendment; and (4) certain amendments to the LIBOR replacement provisions in the Credit Agreement consistent with current Alternative Reference Rates Committee (ARRC) recommendations.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description
10.1
Fifth Agreement Regarding Consents and Amendments, dated as of August 4, 2021, by and among the Company, the Borrower, the Company’s wholly-owned subsidiaries, CoBank, ACB, as administrative agent, and certain financial institutions named therein, as lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: August 5, 2021	By:	/s/ Lesley H. Solomon
Lesley H. Solomon General Counsel and Secretary